As filed with the Securities and Exchange Commission on June 7, 1996
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------------------
                               SAKS HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)
                               12 EAST 49TH STREET
                            NEW YORK, NEW YORK 10017
          (Address of principal executive offices, including zip code)

        DELAWARE                                               52-1685667
     (State or other                                        (I.R.S. Employer
     jurisdiction of                                       Identification No.)
    incorporation or
      organization)
                                  -------------------------
                               SAKS HOLDINGS, INC.
                     SENIOR MANAGEMENT STOCK INCENTIVE PLAN
                               SAKS HOLDINGS, INC.
                      1996 MANAGEMENT STOCK INCENTIVE PLAN
                            (Full title of the plans)
                                  -------------------------
                                  JOAN F. KREY
                                 GENERAL COUNSEL
                               SAKS HOLDINGS, INC.
                               12 EAST 49TH STREET
                            NEW YORK, NEW YORK 10017
                                        (212) 940-4048
                  (Name, address, including zip code, and telephone number,
                          including area code, of agent for service)
                                  -------------------------
                                   COPIES TO:
                            CHARLES K. MARQUIS, ESQ.
                             STEVEN R. FINLEY, ESQ.
                             GIBSON, DUNN & CRUTCHER
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                        (212) 351-4000
                         CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------
                           AMOUNT             PROPOSED       PROPOSED MAXIMUM     AMOUNT OF
     TITLE OF              TO BE              MAXIMUM           AGGREGATE        REGISTRATION
    SECURITIES         REGISTERED(1)       OFFERING PRICE   OFFERING PRICE(2)        FEE
 TO BE REGISTERED                           PER SHARE(2)
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

  COMMON STOCK,       6,209,045 SHARES          N/A            $161,009,384       $55,520.48
   $0.01 PAR VALUE
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

        (1) Of the 6,209,045 shares of Common Stock being registered hereunder, up to (i) 30,095 of the shares are reserved for issuance pursuant to the Senior Management Stock Incentive Plan (the "1990 Stock Incentive Plan") and (ii) 6,178,950 of the shares (and any shares reserved for issuance pursuant to the 1990 Stock Incentive Plan but which are not so issued prior to the expiration of applicable stock options) are reserved for issuance pursuant to the 1996 Management Stock Incentive Plan (the "1996 Stock Incentive Plan"). Pursuant to Rule 416, there also is being registered such number of additional shares of Common Stock which may become available for issuance pursuant to the foregoing plans in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits.

(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 (a) in the case of 3,126,535 shares registered with respect to options that remained available for award under the 1990 Stock Incentive Plan and the 1996 Stock Incentive Plan, based upon the average price of the Common Stock on June 4, 1996, which was $32.25; and (b) in the case of 3,082,510 shares registered with respect to options outstanding under the various plans, with an aggregate exercise price of $60,178,630, based upon the price at which the options may be exercised, which averages $19.52 per share.

===============================================================================

                                     PART I

                     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.    PLAN INFORMATION.


        Omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.


        Omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

                      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


        The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

               (a)    The Registrant's latest annual report filed pursuant to
                      Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or if no such report has been filed, the Registrant's registration statement on Form S-1 (File No. 333-2426);

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by Registrant's latest annual report referred to in (a) above;

               (c) The description of the Common Stock contained in the Registrant's effective registration statement on Form 8-A (File No. 34-1-14346), including any amendment or report filed for the purpose of updating such description.


               All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.


        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.


        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.


        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


        Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.


        As permitted by the DGCL, the Registrant's Certificate of Incorporation (the "Charter") provides that, to the fullest extent permitted by the DGCL, no director shall be liable to the Registrant or to its stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Charter is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.


        The Registrant's Bylaws (the "Bylaws") provide that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.


        The Bylaws also provide that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery of the State of Delaware or the court in which such action was brought shall deem proper.


        The Bylaws also provide that to the extent a director or officer of the Registrant has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Registrant may purchase and maintain insurance on behalf of a director or officer of the Registrant against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the Registrant would have the power to indemnify him against such liabilities under such Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.


        Not applicable.

ITEM 8.  EXHIBITS.

  EXHIBIT
  NUMBER                   DESCRIPTION OF EXHIBIT
- --------                   ----------------------

 4.01 Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Delaware Secretary of State on May 28, 1996, incorporated herein by reference to Exhibit 3.01.9 of the Registrant's Registration Statement on Form S-1 (No. 333-2426)

 4.02       Bylaws of the Registrant, incorporated herein by reference to
            Exhibit 3.02 of the Registrant's Registration Statement on Form S-1 (No. 333-2426).

 4.03       Form of Stock Certificate of the Common Stock of the Registrant

 5.01       Opinion of Gibson, Dunn & Crutcher LLP

23.01       Consent of Coopers & Lybrand L.L.P.

23.02       Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.01)

24.01 Power of Attorney (included on signature page of this Registration Statement)

ITEM 9.  UNDERTAKINGS.


        (a)    The undersigned Registrant hereby undertakes:


               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;


                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;


                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

               Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;


        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.


               (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 7, 1996.


                                            SAKS HOLDINGS, INC.



                                            By:    /s/    Philip B. Miller
                                               -----------------------------
                                                        Philip B. Miller
                                                    Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian E. Kendrick and Mark E. Hood and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agent or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacity indicated on June 7, 1996.



                 SIGNATURE                                            TITLE
                 ---------                                            -----


       /s/   Philip B. Miller                   Chairman of the Board and
- -----------------------------------------          Chief Executive Officer
             Philip B. Miller                   (Principal Executive Officer)


       /s/   Brian E. Kendrick                  Vice Chairman of the Board and
- -----------------------------------------           Chief Financial Officer
             Brian E. Kendrick                  (Principal Financial Officer)



       /s/   Rose Marie Bravo
- -----------------------------------------       President and Director
             Rose Marie Bravo


           /s/ Savio W. Tung
- -----------------------------------------               Director
               Savio W. Tung

           /s/ Jon P. Hedley
- -----------------------------------------                Director
               Jon P. Hedley


       /s/ E. Garrett Bewkes III
- -----------------------------------------                Director
           E. Garrett Bewkes III


       /s/ Charles J. Philippin
- -----------------------------------------                Director
           Charles J. Philippin


           /s/ Mark E. Hood                     Vice President - Finance
- -----------------------------------------    (Principal Accounting Officer)
               Mark E. Hood



                                INDEX TO EXHIBITS

 EXHIBIT
  NUMBER                   DESCRIPTION OF EXHIBIT                                         PAGE
  -----                    ----------------------                                         ----

 4.01       Amended and Restated Certificate of Incorporation of the
            Registrant, filed with the Delaware Secretary of State, on May 28, 1996, incorporated herein by reference to
            Exhibit 3.01.9 of the Registrant's Registration Statement on
            Form S-1 (No. 333-2426)

 4.02       Bylaws of the Registrant, incorporated herein by reference to
            Exhibit 3.02 of the Registrant's Registration Statement on Form S-1
            (No. 333-2426)

 4.03       Form of Stock Certificate of the Common Stock of the Registrant

 5.01       Opinion of Gibson, Dunn & Crutcher LLP

23.01       Consent of Coopers & Lybrand L.L.P.

23.02       Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.01)

24.01       Power of Attorney  (included  on signature  page of this  Registration
            Statement)

















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